Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: (650) 740-4034 Email: ldresnick@newventurecom.com

GLOBALSCAPE® ANNOUNCES DEVELOPMENT OF APPSHIELD™

Innovative Computer Security Product Based on Application Whitelisting Blocks Viruses

and Other Malicious Software

SAN ANTONIO, Texas-February 14, 2011-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that the company is developing appShield™, an innovative new computer security product for home and small business computers. With appShield, GlobalSCAPE is pioneering a much needed safeguard to protect computers against the rapid growth of viruses and other malicious software.

appShield is based on proven enterprise-level application whitelisting technology from CoreTrace Corporation, the recognized leader in dynamic and client-based application whitelisting. GlobalSCAPE entered into a partnership with CoreTrace in December 2009, making an investment in this innovative Austin-based private company.

Unlike traditional "blacklisting" solutions, such as antivirus software, that attempt to detect and remove infected files and applications running on a computer, appShield denies the operation of applications and executables that are not on an approved "whitelist" created by the user. By ensuring that only approved applications can run, appShield automatically blocks all unauthorized applications-including viruses and rogue applications that may have been inadvertently downloaded from email, websites, or social media, for example.

Traditional antivirus products do not provide consumers full computer protection from unauthorized applications. According to a December 2010 Gartner Group report "A Buyer's Guide to Endpoint Protection Platforms," signature-based antivirus products detect only 25% to 50% of new threats. appShield complements existing antivirus software by acting as a user- controlled final layer of defense, blocking all applications not specifically approved by the user, including new viruses not detected by many antivirus software products.

appShield provides the following features and benefits:

    Immediately blocks unauthorized programs from running, including the most sophisticated viruses and zero-day threats
    Offers always-on protection against the latest malware and viruses that haven't yet been identified by even the most up-to-date antivirus software
    Operates inside the OS kernel to protect against malicious software processes
    Presents a simple and easy to understand user interface that allows flexible authorization or blocking of applications
    Provides visibility into all programs attempting to run on the computer
    Consumes minimal computer resources, unlike traditional antivirus software

"We believe that application whitelisting for consumers has tremendous potential, similar to the early days of the antivirus market. appShield is an important next step as we continue to enhance our position as a leading provider of secure information exchange solutions globally," said Jim Morris, GlobalSCAPE president and CEO. "With over two million consumer file transfer (CuteFTP) software licenses issued into 150 countries, we have an established base of customers who trust us and are constantly looking for new and better security solutions to protect their computers from existing and future malicious software. appShield will provide this added layer of security and we're very confident that, with appShield, we can further tap into the broader multi-billion dollar computer security market."

appShield Demos and Availablity

GlobalSCAPE will be offering appShield demos and discussing the emerging consumer application whitelisting market this week at the 2011 RSA Conference (Booth #2159) in San Francisco, February 14 - 18. The annual RSA Conference brings together key players, companies, and potential customers from the information security industry.

GlobalSCAPE also intends to release appShield commercially in the summer of 2011. Individuals or media interested in getting an early preview can learn more at http://www.globalscape.com/products/appshield.aspx.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global solutions provider that equips organizations to securely exchange sensitive information and files across multiple locations and with customers and partners.. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com or our "Secure Info Exchange" blog, or follow us on Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.